Exhibit 16.1

Accountants and Business Advisors

September 15, 2006

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	THE COAST DISTRIBUTION SYSTEM, INC.

File No. 1-9511

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The Coast Distribution System, Inc. dated September 11, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

150 Almaden Boulevard

Suite 600

San Jose, CA 95113

T 408.275.9000

F 408.275.0582

W www.grantthornton.com

Grant Thornton LLP

US member of Grant Thornton International